UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2012

NORTHSTAR ELECTRONICS, INC.

 (Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

 333-90031                       33-0803434

 (Commission File Number)      (IRS Employer Identification No.)

Suite # 410 - 409 Granville Street,

Vancouver, British Columbia, Canada V6C 1T2

(Address of principal executive offices and zip Code)

(604) 685 0364

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets

On February 14, 2012 the CEO of Northstar Electronics, Inc. (the "Company") signed a Share Purchase Agreement (the ‘Agreement’) with the intent of selling its’ wholly owned subsidiary, Northstar Network Ltd (‘Network’), to Empower Technologies Corporation (‘Empower’) for $1,000,000.00 (one million) to be paid to the Company over twelve months and funding of $550,000.00 (five hundred fifty thousand) paid into Network by way of working capital loan.  All payments and loans are in Canadian dollars.

For clarity, Empower will become the 100% owner and parent company of Network on completion of the agreement.  the amounts are to be received by the Company and by Network over a period of time pursuant to a detailed schedule not to exceed twelve months and subject to both parties completing due diligence and subject to the Company obtaining shareholder approval.

The Company and Empower have no prior relationships.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            NORTHSTAR ELECTRONICS, INC.

                                                              By:

/s/Wilson Russell

          Name: Wilson Russell

                                                         Title:  President and Chief Executive Officer

Dated: February 20, 2012